For Immediate Release

Website Pros Appoints Robert S. McCoy, Jr. to Board of Directors

Jacksonville, FL - Website Pros, Inc. (Nasdaq: WSPI), today announced the appointment of Robert S. McCoy, Jr. to its board of directors, effective March 28, 2007. The company also announced the upcoming departure of Deven Parekh and George Still, board members since 2003 and 1999, respectively.

Mr. McCoy has been a director of Krispy Kreme Doughnuts, Inc. since November 2003 and is currently the Chairman of its Audit Committee and a member of its Governance Committee. He has been a director of MedCath Corporation since October 2003 and is currently the Chairman of its Audit Committee and Governance and Nominating Committee and a member of its Compliance Committee. Mr. McCoy retired in September 2003 as Vice Chairman and Chief Financial Officer of Wachovia Corporation, a diversified financial services company, where he had been a senior executive officer since 1991.

"We are pleased to welcome Mr. McCoy to the Website Pros board. His extensive experience and leadership in finance, audit and corporate governance with large public companies will be particularly valuable as we continue to aggressively expand and grow our company," said David Brown, Chairman of the Board.

Additionally, the company announced that Deven Parekh, managing director of Insight Venture Partners, LLC, and George Still, managing general partner of Norwest Venture Partners, have decided not to stand for reelection to the Company's board of directors at the 2007 Annual Meeting of Stockholders scheduled for May 8, 2007. Messrs. Parekh and Still were instrumental in guiding the company during its infancy and formative years as a privately-held company.

"Mr. Parekh and Mr. Still have made significant contributions to the Website Pros' board, and we are grateful for their service," said David Brown. "Their broad industry and business perspective have helped us as we've repositioned ourselves over the past few years for further growth and leadership in the technology industry."

Mr. McCoy joins a prominent group of Website Pros directors including Hugh M. Durden, chairman of the Alfred I. duPont Testamentary Trust and director of The St. Joe Company; G. Harry Durity, director and chairman of the Executive Committee of National Medical Health Card Systems, Inc. and senior advisor at New York based New Mountain Capital; Julius Genachowski, a special advisor at General Atlantic and co-founder and managing director of Rock Creek Ventures; Tim Maudlin, managing general partner of Medical Innovation Partners; and David Brown, Chairman and CEO of Website Pros.

Forward-Looking Statements

This press release includes certain "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These statements are based on our current beliefs or expectations and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including without limitation, our ability to maintain our existing, and develop new, strategic relationships, our ability to integrate any acquired businesses, the accounting for acquisitions and those risks set forth under the caption "Risk Factors" in Website Pros' Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission. These filings are available on a Website maintained by the Securities and Exchange Commission at www.sec.gov. Website Pros does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Website Pros, Inc.

Website Pros, Inc. (Nasdaq: WSPI) is a leading provider of website building tools, Internet marketing, and lead generation solutions that enable businesses to maintain an effective Internet presence. The company offers a full range of Web services, including website design and publishing, Internet marketing and advertising, search engine optimization, customer support and technology, and leads generation, meeting the needs of a business anywhere along its lifecycle - from those just establishing a Web presence to more sophisticated online e-commerce sites.

Based in Jacksonville, Florida, Website Pros can be reached by calling 1-800-GET-SITE. More information is available at www.websitepros.com.

Media Contact

Roseann Duran

Website Pros, Inc.

904/680-6976

rduran@websitepros.com